ECOLOGIC ADVISORS, INC.

CODE OF ETHICS

       August 2012

This Code of Ethics (“Code”) is adopted in compliance with Federal Securities Laws and the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”).  In accordance with these rules, Ecologic Advisors, Inc. (“Ecologic Advisors”) adopts this Code.

1.	Standards of Business Conduct

This Code seeks to ensure compliance with fiduciary standards required of Ecologic Advisors and its personnel and is based on the principles that (i) Supervised Persons owe a fiduciary duty to its clients to conduct their personal transactions in a manner which neither interferes with portfolio transactions nor otherwise takes unfair or inappropriate advantage of a Supervised Person’s relationship to the Advisor; (ii) as a fiduciary, Supervised Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Supervised Persons must, in all instances, place the interests of the clients ahead of the Supervised Person’s own personal interests or the interests of others.

Supervised Persons must adhere to these general fiduciary principles and comply with the specific provisions and associated procedures of this Code. Accordingly, Supervised Persons, Access Persons, and Advisory Persons must not:

•	employ any device, scheme or artifice to defraud a client

•	make any untrue statements of material facts or omit to state a material fact necessary to make statements not misleading

•	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon clients

•	engage in any manipulative practice with respect to its clients

•

engage in any manipulative practice with respect to securities including price manipulation

Maintain the confidentiality of information (a) concerning client's financial circumstances, the identity of their security holdings, etc.

and (b) regarding the firm's research, recommendations, and

portfolio holdings.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with the terms of this Code and the associated procedures will not automatically insulate a Supervised Persons from scrutiny and liability in instances where the personal transactions undertaken by such Supervised Persons show a pattern of abuse of such Supervised Person’s fiduciary duty to the clients or a failure to adhere to these general fiduciary principles.

Ecologic Advisors shall provide all Supervised Persons a copy of this Code, along with any associated amendments.

2.	Definitions

(a)	“Access Person” means any director, officer or Advisory Person of Ecologic Advisors or its affiliates.

(b)

“Advisory Person” means (i) any employee of Ecologic Advisors who, in connection with the employee’s regular functions or duties,

makes, participates in, or obtains information regarding the purchase or sale of a securities, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

and (ii) any natural person in a control relationship to Ecologic who obtains information concerning recommendations made to the clients.

(c)

“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the

Covered Securities (or the ability to direct the disposition of the Covered

Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

(d)	“CCO” means the Chief Compliance Officer of Ecologic Advisors.

(e)	“President” means the President and Principal of Ecologic Advisors.

(f)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(g)

“Covered Security” means a security as defined in Section 2(a)(36) of the

1940 Act, except that it does not include direct obligations of the

Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments,

including repurchase agreements and shares issued by registered open-end investment companies.

(h)

“Federal Securities Laws” means the Securities Act of 1933 (15 U.S.C.

77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a-mm), the

Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)),

the Investment Company Act of 1940 (15 U.S.C. 80a), the Advisers Act

(15 U.S.C. 80b), Title 5 of the Gramm-Leach-Bliley Act

(Pub. L. no. 106-102, 113Stat.1338 (1999) any rules adopted by the

Securities Exchange Commission under any of those statutes, the Bank

Secrecy Act (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the

Commission or the Department of the Treasury.

(i)	“Ecologic Advisors” means Ecologic Advisors, Inc.

(j)

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 and 15(d) of the Securities Exchange Act of 1934.

(k)

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6)

or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

(l)	“Portfolio Manager” means those Investment Personnel who manage investment portfolios for clients.

(m)	“Public Company” means an entity subject to the reporting requirements of sections 13 and 15(d) of the Securities Exchange Act of 1934 the Securities Exchange Act of 1934.

(n)	“Purchase or sale of a Covered Security” includes, among other things, the writing, buying, selling or exercise of an option to purchase or sell a Covered Security.

(o)

“Supervised Person” means any Access Person, or employee of

Ecologic Advisors, or other person who provides investment advice on behalf of Ecologic Advisors and is subject to the supervision and control of

Ecologic Advisors.

3.	Prohibited Transactions and Activities

(a)	Conflicts of Interest. No Supervised Person shall induce or cause action or to fail to take action, for the purpose of achieving a personal benefit, rather than for the benefit of the clients.

(b)

Competing with Client Trades. No Supervised Person shall use knowledge of the portfolio transactions to profit by the market effect of such transactions. One test which will be applied in determining whether this prohibition has been violated will be to review the Covered Securities transactions of Supervised Persons for patterns.

However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of

Section 1 of this Code have been violated.

(c)

Initial Public Offerings. All Supervised Persons are prohibited from acquiring any security distributed in an Initial Public Offering, without obtaining the prior approval of the CCO or his or her designee.

(d)

Limited Offering Restrictions. All Supervised Persons are prohibited from acquiring Covered Securities for their personal accounts distributed in a Limited Offering, without the express prior approval of the CCO or his or her designee.

(e)

Personal Trading Restrictions. All Access Persons are prohibited from executing a personal transaction in any Covered Security (including transactions in pension or profit-sharing plans where the Access Person retains investment discretion), without express prior approval of the CCO or his or her designee. Notwithstanding the receipt of express prior approval,

any purchases or sales by Access Persons undertaken in reliance on this provision remain subject to prohibitions enumerated in Sections 3(f)

and (g) of this Code.

(f)

Blackout Periods. All Access Persons are prohibited from executing a personal transaction in any Covered Security within two (2) business days of a day during which there is a pending “buy” or “sell” order for that

Covered Security on behalf of Client.  If a transaction is undertaken in violation of this prohibition, it will either be required to be unwound, or the profits realized on such transaction will be required to be disgorged to an entity designated by the CCO, and the Access

Person may be subject to disciplinary action.

(g)

Short Swing Profits. All Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent)

Covered Securities which are also held on behalf of the clients,

and all Supervised Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same or equivalent shares of securities,

within 60 calendar days. Options that could result in a purchase within 60 days of a sale or a sale within 60 days of a purchase are also prohibited. If a transaction is undertaken in violation of this prohibition, it will either be required to be unwound, or the profits realized on such short-term trades will be required to be disgorged to an entity specified by the CCO, and the Access Person or Supervised Person may

be subject to disciplinary action. For purposes of this prohibition, each personal transaction in the Covered Security will begin a new 60 calendar day period. In circumstances where a personal transaction in

Covered Securities within the proscribed period is involuntary

(for example, due to unforeseen corporate activity, such as a merger),

Supervised Persons must notify the CCO. In circumstances where

Supervised Persons can document personal exigencies, the CCO may grant an exemption from the prohibition of profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered

Securities within 60 calendar days. Such an exemption is wholly within the discretion of the CCO, and any request for such an exemption will be evaluated on the basis of the facts of the particular situation.

(h)

Gift Policy. All Supervised Persons are prohibited from receiving any gift,

favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Portfolio Manager purchases or sells Covered Securities,

or from any issuer of Covered Securities. This prohibition does not apply to:

(i)	salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Supervised Person’s employment;

(ii)	the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

(iii)	the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

(iv)

the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized

events or occasions, such as a promotion, new job, Christmas,

or other recognized holiday; or

(v)	the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

For purposes of the above limitation, “de minimis value” is equal to $100 or less.

(i)	Waivers. Under the appropriate circumstances, the CCO may grant waivers of any of the restrictions set forth herein.

(j)

Brokerage Accounts. Supervised Persons must disclose all brokerage accounts to the CCO and instruct their broker to provide duplicate account statement and confirmation to the CCO. All Supervised

Persons are prohibited from establishing an account with, or engaging for personal investment transactions, any broker, or the office of any broker, appearing on the approved list of brokers for use by the clients or Portfolio Manager on clients behalf.

4.	Exempted Transactions

The prohibitions of Section 3 of this Code shall not apply to:

(a)	Purchases or sales effected in any account over which the Supervised Person has no direct or indirect influence or control;

(b)	Purchases or sales which are non-volitional on the part of either the Supervised Person;

(c)	Purchases which are part of: an automatic dividend reinvestment plan; or an automatic payroll deduction plan, whereby an employee purchases Covered Securities issued by an employer.

(d)	A transaction need not be reported if it would duplicate information contained in broker confirmations or account statements previously received by the CCO.

(e)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities to the extent such rights were acquired from such issuer, and any sales of such right so acquired.

5.	Reporting

(a)

Initial Holdings Report. Each person becoming a Supervised

Person shall, no later than 10 calendar days after becoming a

Supervised Person, submit a report to the CCO containing the following information (which must be as of a date, specified in the report, no more than forty-five (45) calendar days prior to the date the person became a Supervised Person:

(i)

the title and type, and as applicable the exchange ticker

symbol or CUSIP number, number of shares and principal

amount of each Covered Security in which the Supervised

Person has any direct or indirect beneficial ownership;

(ii)	the name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Supervised Person ; and

(iii)	the date the report is submitted by the Supervised Person.

Reports need not provide information with respect to Covered Securities over which the Supervised Person had no direct or indirect influence or control at the time he or she became a Supervised Person.

(b)

Quarterly Transaction Reports. Each Supervised Person shall, no later than thirty (30) calendar days after the end of each calendar quarter,

submit a report to the CCO showing all transactions by the Supervised

Person in Covered Securities during the quarter with the exception of transactions exempted in Section 4 of this Code. The report shall be dated and signed by the Supervised Person submitting the report and shall contain the following information:

(i)

the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number the interest rate

and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price of the Covered Security at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected;

(v)	if there were no personal transactions in Covered Securities during the period, either a statement to that effect or the word “None” (or some similar designation);

(vi)	if an account was established during the quarter which holds Covered Securities for the direct or indirect benefit of the Supervised Person :

(1)	the name of the broker, dealer or bank with whom the Supervised Person established the account; and

(2)	the date the account was established.

Access persons will also report any gift, favor, preferential treatment, valuable consideration, or other thing of value in any year from any person or entity from, to or through whom the Portfolio Manager purchases or sells Covered Securities, or from any issuer of Covered Securities, and the portion of the gift policy in Section 3 (h) of this Code that permits receipt.

A transaction need not be reported pursuant to this Section 5(b) if it would duplicate information contained in broker confirmations or account statements previously received by the CCO.

Reports need not provide information with respect to Covered Securities over which the Supervised Person had no direct or indirect influence or control at the time he or she became a Supervised Person.

(c)

Annual Holdings Report. All Supervised Persons shall, no later than forty-five (45) calendar days after the end of the calendar year,

submit a report to the CCO containing the following information current as of the end of the calendar year:

(i)	the title and type, and as applicable CUSIP number, number of shares and principal amount of each Covered Security in which the Supervised Person has any direct or indirect beneficial ownership;

(ii)	the name of any broker, dealer or bank with whom the Supervised Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Supervised Person ; and

(iii)	the date the report is submitted by the Supervised Person.

Reports need not provide information with respect to Covered Securities over which the Supervised Person had no direct or indirect influence or control.

(d)

Broker Confirmations. Every Supervised Person shall direct his or her broker(s) to forward to the CCO on a timely basis, duplicate copies of confirmations of all personal transactions in Covered Securities

(other than those personal transactions in Covered Securities exempted under Section 4 of this Code) effected for any account in which such

Supervised Person has any direct or indirect beneficial ownership interest.

(e)	Certifications.

(i)

Initial Certifications. All Supervised Persons are required

to certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code and (c) agreed to comply with the provision set forth in the Code.

(ii)

Annual Certifications. All Supervised Persons are required,

on an annual basis, to certify that they have received and read the provisions of this Code. Such certification shall also

include a statement that the Supervised Person has complied

with the requirements of this Code and that the Supervised

Person has disclosed or reported all personal transactions in

Covered Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

(iii)

Amendments. Ecologic shall provide all Supervised Persons

with any Amendments to the Code. All Supervised Persons

shall certify in writing they have received, read and understand all provisions of such amendment.

(f)	All Supervised Persons are required to promptly report any violations of this Code to the CCO.

6.	Sanctions

The CCO will review all reports submitted according to this Code. Upon discovering a violation of this Code, the CCO will report to the President, who may impose such sanctions, as he or she deems appropriate upon employees of Ecologic Advisors, subject to the personnel policies and procedures of Ecologic Advisors. The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.

7.	Records

This Code of Ethics, records of any violations of this Code and any actions taken as a result of such violations, a copy of each Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report submitted under this Code (including any information provided in lieu of such reports), a list of all persons required to submit reports under this Code shall be maintained in accordance with the requirements of Rule 204A-1 of the Advisers Act.